ACQUISITION AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 7, 2012

BY AND AMONG

JAMESON STANFORD RESOURCES CORPORATION (“Jameson Stanford”), a Nevada corporation,

JSR SUB CO (“JSR Sub Co”), a Nevada corporation

AND

BOLCAN MINING CORPORATION (“Bolcan”), a Nevada corporation

TABLE OF CONTENTS

ARTICLE 1. The Merger 1
Section 1.1.                      The Merger 1
Section 1.2.                      Effective Time 2
Section 1.3.                      Closing of the Merger 2
Section 1.4.                      Effects of the Merger 2
Section 1.5.                      Articles of Incorporation; Bylaws 2
Section 1.6.                      Board of Directors and Officers 2
Section 1.7.                      Conversion of Shares 3
Section 1.8.                      Exchange of Certificates 3
Section 1.9.                      Stock Options 5
Section 1.10.                    Warrants 5
Section 1.11.                    Taking of Necessary Action; Further Action 5

ARTICLE 2. Representations and Warranties of Jameson Stanford 6
Section 2.1.                      Organization and Qualification 6
Section 2.2.                      Capitalization of Jameson Stanford 6
Section 2.3.                      Authority Relative to this Agreement; Recommendation. 7
Section 2.4.                      SEC Reports; Financial Statements 8
Section 2.5.                      Information Supplied 8
Section 2.6.                      Consents and Approvals; No Violations 9
Section 2.7.                      No Default 9
Section 2.8.                      No Undisclosed Liabilities; Absence of Changes 10
Section 2.9.                      Litigation 10
Section 2.10.                    Compliance with Applicable Law 10
Section 2.11.                    Employee Benefit Plans; Labor Matters 11
Section 2.12.                    Environmental Laws and Regulations 12
Section 2.13.                    Tax Matters 13
Section 2.14.                    Title To Property 13

Section 2.15.                      Intellectual Property 14
Section 2.16.                      Insurance 14
Section 2.17.                      Vote Required 14
Section 2.18.                      Tax Treatment 14
Section 2.19.                      Affiliates 14
Section 2.20.                      Certain Business Practices 14
Section 2.21.                      Insider Interests 15
Section 2.22.                      Opinion of Financial Adviser 15
Section 2.23.                      Brokers 15
Section 2.24.                      Disclosure 15
Section 2.25.                      No Existing Discussion 15
Section 2.26.                      Material Contracts 15

ARTICLE 3. Representations and Warranties of Bolcan. 16
Section 3.1.                      Organization and Qualification 16
Section 3.2.                      Capitalization of Bolcan 17
Section 3.3.                      Authority Relative to this Agreement; Recommendation 18
Section 3.4.                      SEC Reports; Financial Statements 18
Section 3.5.                      Information Supplied 18
Section 3.6.                      Consents and Approvals; No Violations 18
Section 3.7.                      No Default 19
Section 3.8                       No Undisclosed Liabilities; Absence of Changes 19
Section 3.9.                      Litigation 19
Section 3.10.                    Compliance with Applicable Law 19
Section 3.11.                    Employee Benefit Plans; Labor Matters 20
Section 3.12.                    Environmental Laws and Regulations 22
Section 3.13.                    Tax Matters 21
Section 3.14.                    Title to Property 22
Section 3.15.                    Intellectual Property 23
Section 3.16.                    Insurance 22
Section 3.17.                    Vote Required 23
Section 3.18.                    Tax Treatment 23
Section 3.19.                    Affiliates 23
Section 3.20.                    Certain Business Practices 23
Section 3.21.                    Insider Interests 23
Section 3.22.                    Opinion of Financial Adviser 23
Section 3.23.                    Brokers 23
Section 3.24.                    Disclosure 23
Section 3.25.                    No Existing Discussions 24
Section 3.26.                    Material Contracts 24

ARTICLE 4. Covenants 24
Section 4.1.                      Conduct of Business of Jameson Stanford 24
Section 4.2.                      Conduct of Business of Bolcan 26
Section 4.3.                      Preparation of 8-K 28
Section 4.4.                      Other Potential Acquirers 28

Section 4.5.                      Meetings of Stockholders 29
Section 4.6.                      FINRA OTC:QB Listing 29
Section 4.7.                      Access to Information 29
Section 4.8.                      Additional Agreements; Reasonable Efforts. 29
Section 4.9.                      Employee Benefits; Stock Option and Employee Purchase Plans 30
Section 4.10.                    Public Announcements 30
Section 4.11.                    Indemnification 30
Section 4.12.                    Notification of Certain Matters 31

ARTICLE 5. Conditions to Consummation of the Merger 32
Section 5.1.                      Conditions to Each Party’s Obligations to Effect the Merger 32
Section 5.2.                      Conditions to the Obligations of Jameson Stanford 32
Section 5.3.                      Conditions to the Obligations of Bolcan 33

ARTICLE 6. Termination; Amendment; Waiver 34
Section 6.1.                      Termination 34
Section 6.2.                      Effect of Termination 35
Section 6.3.                      Fees and Expenses 35
Section 6.4.                      Amendment 35
Section 6.5.                      Extension; Waiver 35
Section 6.6.                      Return of 25,000,000 shares of Jameson Stanford 35
Section 6.7.                      Resignation of Board Members and Rescission of Termination of Michael Smith’s employment and Rescission of the cancellation of 52,500,000 shares 35

ARTICLE 7. Miscellaneous 36
Section 7.1.                      Non-survival of Representations and Warranties 36
Section 7.2.                      Entire Agreement; Assignment 36
Section 7.3.                      Validity 36
Section 7.4.                      Notices 36
Section 7.5.                      Governing Law 37
Section 7.6.                      Descriptive Headings 37
Section 7.7.                      Parties in Interest 37
Section 7.8.                      Certain Definitions 37
Section 7.9.                      Personal Liability 38
Section 7.10.                    Specific Performance 38
Section 7.11.                    Counterparts 38
Section 7.12.                    Conflict Waiver 38

               Signatures 39

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of May 7, 2012, is by and among Jameson Stanford Resources Corporation (formerly known as MyOtherCountryClub.com), a Nevada corporation (“Jameson Stanford”), JSR Sub Co, a Nevada corporation and wholly owned subsidiary of Jameson Stanford (“JSR Sub Co”) and Bolcan Mining Corporation, a Nevada corporation (“Bolcan”), JSR Sub Co and Bolcan being the constituent entities in the Merger.

Whereas, the Boards of Directors of Jameson Stanford,  JSR Sub Co and Bolcan each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

Whereas, this Agreement constitutes the entire, final and complete agreement between Jameson Stanford,  JSR Sub Co, and Bolcan and supersedes and replaces all prior or existing written and oral agreements, between Jameson Stanford, JSR Sub Co, and Bolcan with respect to the subject matter hereof;

Whereas, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

Whereas, Jameson Stanford, JSR Sub Co and Bolcan desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Jameson Stanford, JSR Sub Co and Bolcan hereby agree as follows:

ARTICLE I

The Merger

Section 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Nevada (the “NGCL”),  JSR Sub Co shall be merged with and into Bolcan (the “Merger”). Following the Merger, Bolcan shall continue as the surviving corporation (the “Surviving Corporation”), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of JSR Sub Co shall cease. Bolcan shall continue its existence as a wholly owned subsidiary of Jameson Stanford.  The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein.

Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the “Merger Certificate”) shall be duly executed and acknowledged by each of Bolcan, JSR Sub Co and Jameson Stanford, and thereafter the Merger Certificate reflecting the Merger shall be delivered to the Secretary of State of the State of Nevada for filing pursuant to the NGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective on May 23, 2012, as set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the “Effective Time”).

Section 1.3. Closing of the Merger. The closing of the Merger (the “Closing”) will take place on May 23, 2012 upon satisfaction of the conditions set forth in Article 5 (the “Closing Date”), at the offices of Stoecklein Law Group, 401 West A Street, Suite 1150, San Diego, California 92101, unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers of JSR Sub Co shall vest in the Surviving Corporation, and all debts, liabilities and duties of  JSR Sub Co shall become the debts, liabilities and duties of the Surviving Corporation. Concurrently, Bolcan shall remain a wholly owned subsidiary of Jameson Stanford.

Section 1.5. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Bolcan in the respective forms delivered by Bolcan to Jameson Stanford prior to the date of this Agreement will remain in full force and effect and will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

Section 1.6. Board of Directors and Officers.

(a) Board of Directors of JSR Co. At or prior to the Effective Time, Jameson Stanford agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of JSR Sub Co to be one (1) person and (ii) to cause Michael Stanford, (the “Jameson Stanford Designee”) to be elected as the sole director of JSR Sub Co.

(b) Board of Directors of Jameson Stanford. At or prior to the Effective Time each of Bolcan and Jameson Stanford agree to take such action as is necessary to cause the number of Directors comprising the full Board of Directors of Jameson Stanford to be such number as is determined by Michael Stanford and composed of such members as designated by Michael Stanford (the “Bolcan Designee”). If the Bolcan Designee shall decline or be unable to serve as a director prior to the Effective Time, Bolcan shall nominate another person to serve in such person’s stead, which such person shall be subject to approval of the other party. From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, Michael Stanford shall be President and Chief Executive Officer of the Surviving Corporation and Donna S. Moore shall be the Secretary. Additionally, prior to the Effective Time, Michael Smith (“Smith”), the existing President, and director of Jameson Stanford, shall resign upon execution of this Agreement, and pursuant to the terms of the termination agreement (“Termination Agreement”) between Smith and Jameson Stanford.

Section 1.7. Conversion of Shares.

(a) At the Effective Time, each share of common stock, par value $0.001 per share of Bolcan (individually a "Bolcan Share" and collectively, the "Bolcan Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Bolcan, Jameson Stanford, or the holder thereof, be converted into and shall become fully paid and nonassessable Jameson Stanford common shares at an exchange rate of 1:25. For each Bolcan share, the holder will be issued 25 Jameson Stanford shares. For example, if the Bolcan shareholder holds 1,000,000 shares he/she will be issued 25,000,000 shares of Jameson Stanford. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Jameson Stanford Common Stock or Bolcan Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, the number of shares of Jameson Stanford Common Stock into which each share of Bolcan Common Stock will be converted as a result of the Merger will be adjusted appropriately.

(b)  Bolcan hereby acknowledges that (i) the Jameson Stanford Shares to be issued have not been and will not be registered under the Securities Act of 1933 (“1933 Act”) or under the securities laws of any state and, therefore, the Jameson Stanford Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations as are available; and (ii) the transferability of the Shares is restricted and that a legend shall be placed on the certificates representing the securities substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

(c) At the Effective Time, each Bolcan Share held in the treasury of Bolcan, by Bolcan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Bolcan, JSR Sub Co. or Jameson Stanford be canceled, retired and cease to exist and no payment shall be made with respect thereto.

Section 1.8. Exchange of Certificates.

(a) Prior to the Effective Time, Jameson Stanford shall enter into an agreement with, and shall deposit with, Stoecklein Law Group or such other agent or agents as may be satisfactory to Jameson Stanford and Bolcan (the “Exchange Agent”), for the benefit of the holders of Bolcan Shares, for exchange through the Exchange Agent in accordance with this Article I: (i) certificates representing the appropriate number of Jameson Stanford Shares to be issued to holders of Bolcan Shares issuable pursuant to Section 1.7 in exchange for outstanding Bolcan Shares.

(b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Bolcan Shares (the “Certificates”) whose shares were converted into the right to receive Jameson Stanford Shares pursuant to Section 1.7: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Bolcan and Jameson Stanford may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Jameson Stanford Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of whole Jameson Stanford Shares and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Bolcan Shares which are not registered in the transfer records of Bolcan, a certificate representing the proper number of Jameson Stanford Shares may be issued to a transferee if the Certificate representing such Bolcan Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or Jameson Stanford to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Jameson Stanford Shares as contemplated by this Section 1.8.

(c) No dividends or other distributions declared or made after the Effective Time with respect to Jameson Stanford Shares with a record date after the Effective Time shall be paid to the holder of any un-surrendered Certificate with respect to the Jameson Stanford Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.

(d) In the event that any Certificate for Bolcan Shares or Jameson Stanford Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such Jameson Stanford Shares and cash in lieu of fractional Jameson Stanford Shares, if any, as may be required pursuant to this Agreement; provided, however, that Jameson Stanford or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

(e) All Jameson Stanford Shares issued upon the surrender for exchange of Bolcan Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Bolcan Shares. There shall be no further registration of transfers on the stock transfer books of either of Bolcan or Jameson Stanford of the Bolcan Shares or Jameson Stanford Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Jameson Stanford for any reason, they shall be canceled and exchanged as provided in this Article I.

(f) No fractional Jameson Stanford Shares shall be issued in the Merger, but in lieu thereof each holder of Bolcan Shares otherwise entitled to a fractional Jameson Stanford Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares.

Section 1.9. Stock Options. At the Effective Time, each outstanding option to purchase Bolcan Shares, if any (a “Bolcan Stock Option” or collectively, “Bolcan Stock Options”) issued pursuant to any Bolcan Stock Option Plan or Bolcan Long Term Incentive Plan whether vested or unvested, shall be cancelled.

Section 1.10. Warrants. At the Effective Time, each outstanding warrant to purchase Bolcan Shares, if any (a “Bolcan Warrant” or collectively, “Bolcan Warrants”) issued and pursuant to any Bolcan Warrant Agreement as disclosed in Schedule 3.2 shall convert to the right to receive replacement Jameson Stanford Warrants, adjusted to reflect the proportionate reduction in number of shares as set forth in section 1.7 above. The Exercise Price per Warrant Share in effect at the time of the record date for the determination of Stockholders entitled to receive shares pursuant to section 1.7 shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action.  Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

Section 1.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, Bolcan or Jameson Stanford reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest Jameson Stanford with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Bolcan, the officers and directors of Jameson Stanford and Bolcan are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

ARTICLE 2

Representations and Warranties of Jameson Stanford

Except as set forth on the Disclosure Schedule delivered by Jameson Stanford and JSR Sub Co to Bolcan (the “Jameson Stanford Disclosure Schedule”), Jameson Stanford and JSR Sub Co hereby represent and warrant to Bolcan as follows:

Section 2.1. Organization and Qualification.

(a) Each of Jameson Stanford and JSR Sub Co is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and each has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Jameson Stanford. When used in connection with Jameson Stanford, the term “Material Adverse Effect” means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Jameson Stanford, other than any change or effect arising out of general economic conditions unrelated to any business in which Jameson Stanford is engaged, or (ii) that may impair the ability of Jameson Stanford to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) Jameson Stanford has heretofore delivered to Bolcan accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of Jameson Stanford. Except as set forth on Schedule 2.1 of the Jameson Stanford Disclosure Schedule, Jameson Stanford is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Jameson Stanford.

Section 2.2. Capitalization of Jameson Stanford.

(a) The authorized capital stock of Jameson Stanford consists of: (i) Fifty Million (50,000,000) Jameson Stanford Common Shares, par value $0.001 per share, of which, as of May 1, 2012, approximately 8,400,000 Jameson Stanford Shares were issued and outstanding.  On May 2, 2012 Jameson Stanford effectuated a 7:1 forward split of the authorized and issued Common Shares. As of May 2, 2012, the authorized capital stock of Jameson Stanford consists of Three Hundred Fifty Million (350,000,000) Jameson Stanford Common Shares, par value $0.001 per share, of which, as of May 2, 2012, approximately 58,800,000 Jameson Stanford Shares were issued and outstanding. At or prior to the Effective Time the total issued and outstanding shares of Jameson Stanford will be approximately 58,800,000. After the Effective Time will be approximately 31,300,000. Pursuant to Section 5.3(d) the cancellation of 52,500,000 shares held by Michael Smith and pursuant to Section 1.7(a) the issuance of 25,000,000 shares to Bolcan. The authorized capital stock of JSR Sub Co consists of Ten Million (10,000,000) shares of common stock ("JSR Sub Co Shares"), of which, at the Effective Time, One thousand (1,000) shares will be issued and outstanding.  All of the outstanding Jameson Stanford Shares and JSR Sub Co Shares have been or at the Effective Time will be duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Jameson Stanford or JSR Sub Co, (ii) securities of Jameson Stanford convertible into or exchangeable for shares of capital stock or voting securities of Jameson Stanford or JSR Sub Co, (iii) options or other rights to acquire from Jameson Stanford or JSR Sub Co and, except as described in the Jameson Stanford SEC Reports (as defined below), no obligations of Jameson Stanford or JSR Sub Co to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Jameson Stanford or JSR Sub Co, and (iv) equity equivalents, interests in the ownership or earnings of Jameson Stanford or JSR Sub Co or other similar rights (collectively, “Jameson Stanford Securities”). As of the date hereof, except as set forth on Schedule 2.2(a) of the Jameson Stanford Disclosure Schedule there are no outstanding obligations of Jameson Stanford or its subsidiaries to repurchase, redeem or otherwise acquire any Jameson Stanford Securities or stockholder agreements, voting trusts or other agreements or understandings to which Jameson Stanford is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Jameson Stanford. For purposes of this Agreement, ‘‘Lien” means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

(b) The Jameson Stanford Shares constitute the only class of equity securities of Jameson Stanford registered under the Exchange Act.

(c) Other than its 100% ownership of JSR Sub Co, Jameson Stanford does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity, other than as specifically disclosed in the disclosure documents.

Section 2.3. Authority Relative to this Agreement; Recommendation.

(a) Jameson Stanford and JSR Sub Co have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Jameson Stanford (the “Jameson Stanford Board”) and the Board of Directors of JSR Sub Co and no other corporate proceedings on the part of Jameson Stanford or JSR Sub Co are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 2.3(b) and Section 2.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding JSR Sub Co Shares. This Agreement has been duly and validly executed and delivered by Jameson Stanford and JSR Sub Co and constitutes a valid, legal and binding agreement of Jameson Stanford and JSR Sub Co, enforceable against Jameson Stanford and JSR Sub Co in accordance with its terms.

(b) The Jameson Stanford Board has resolved to recommend that Jameson Stanford, the sole stockholder of JSR Sub Co, approve and adopt this Agreement. Additionally, the Board has resolved to recommend that JSR Sub Co stockholders approve and adopt this Agreement, and the actions required to be taken to effectuate the terms and conditions set forth in this Agreement.

Section 2.4. SEC Reports; Financial Statements.

(a) Jameson Stanford has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) from the Company’s inception through the period ended December 31, 2011, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. Jameson Stanford has heretofore delivered or promptly will deliver prior to the Effective Date to Bolcan, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Report on Form 10-K for the year ended December 31, 2011, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 2012, (iii) all definitive proxy statements relating to Jameson Stanford’s  meetings of stockholders (whether annual or special) held since December 31, 2011, if any, and (iv) all other reports or registration statements filed by Jameson Stanford with the SEC since December 31, 2011. None of such Jameson Stanford SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Jameson Stanford included in the Jameson Stanford SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Jameson Stanford as of the dates thereof and its results of operations and changes in financial position for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Jameson Stanford SEC Reports have been so filed.

(b) Jameson Stanford has heretofore made available or promptly will make available to Bolcan a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Jameson Stanford with the SEC pursuant to the Exchange Act.

Section 2.5. Information Supplied. None of the information supplied or to be supplied by Jameson Stanford for inclusion or incorporation by reference in connection with the Merger will at the date filed with the SEC and made available to stockholders of Jameson Stanford, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1916, as amended (the ‘‘HSR Act’’), the rules of the Financial Industry Regulatory Authority (“FINRA”), the filing and recordation of the Merger Certificate as required by the NGCL, and as set forth on Schedule 2.6 of the Jameson Stanford Disclosure Schedule no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a “Governmental Entity”) is necessary for the execution and delivery by Jameson Stanford and JSR Sub Co of this Agreement or the consummation by Jameson Stanford and JSR Sub Co of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Jameson Stanford or JSR Sub Co.

Except as set forth in Section 2.6 of the Jameson Stanford Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Jameson Stanford and JSR Sub Co nor the consummation by Jameson Stanford or JSR Sub Co of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of Jameson Stanford or JSR Sub Co, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Jameson Stanford is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Jameson Stanford or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Jameson Stanford or JSR Sub Co.

Section 2.7. No Default. Except as set forth in Section 2.7 of the Jameson Stanford Disclosure Schedule, neither Jameson Stanford nor JSR Sub Co is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Jameson Stanford is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Jameson Stanford or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Jameson Stanford or JSR Sub Co. Except as set forth in Section 2.7 of the Jameson Stanford Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Jameson Stanford is now a party or by which its respective properties or assets may be bound that is material to Jameson Stanford or JSR Sub Co and that has not expired is in full force and effect and is not subject to any material default thereunder of which Jameson Stanford or JSR Sub Co is aware by any party obligated to Jameson Stanford thereunder.

Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the Jameson Stanford Disclosure Schedule and except as and to the extent publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, as of December 31, 2011, Jameson Stanford does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of Jameson Stanford (including the notes thereto) or which would have a Material Adverse Effect on Jameson Stanford. Except as publicly disclosed by Jameson Stanford, since December 31, 2011, Jameson Stanford has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Jameson Stanford having or which reasonably could be expected to have, a Material Adverse Effect on Jameson Stanford. Except as and to the extent publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports and except as set forth in Section 2.8 of the Jameson Stanford Disclosure Schedule, since December 31, 2011, there has not been (i) any material change by Jameson Stanford in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by Jameson Stanford of any of its assets having a Material Adverse Effect on Jameson Stanford, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

Section 2.9. Litigation. Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Jameson Stanford, threatened against Jameson Stanford or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Jameson Stanford or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, Jameson Stanford is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Jameson Stanford or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

Section 2.10. Compliance with Applicable Law. Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, Jameson Stanford and JSR Sub Co hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Jameson Stanford Permits”), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Jameson Stanford. Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, Jameson Stanford is in compliance with the terms of the Jameson Stanford Permits, except where the failure to so comply would not have a Material Adverse Effect on Jameson Stanford. Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, the business of Jameson Stanford is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Jameson Stanford. Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, no investigation or review by any Governmental Entity with respect to Jameson Stanford is pending or, to the knowledge of Jameson Stanford, threatened, nor, to the knowledge of Jameson Stanford, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Jameson Stanford reasonably believes will not have a Material Adverse Effect on Jameson Stanford.

Section 2.11. Employee Benefit Plans; Labor Matters.

(a) Except as set forth in Section 2.11(a) of the Jameson Stanford Disclosure Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained or contributed to at any time by Jameson Stanford or any entity required to be aggregated with Jameson Stanford pursuant to Section 414 of the Code (each, a “Jameson Stanford Employee Plan”), no event has occurred and to the knowledge of Jameson Stanford, no condition or set of circumstances exists in connection with which Jameson Stanford could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on Jameson Stanford.

(b) (i) No Jameson Stanford Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Jameson Stanford Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

(c) Section 2.11(c) of the Jameson Stanford Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Jameson Stanford Stock Options, together with the number of Jameson Stanford Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 2.11(c) of the Jameson Stanford Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. Jameson Stanford has furnished Bolcan with complete copies of the plans pursuant to which the Jameson Stanford Stock Options were issued. Other than the automatic vesting of Jameson Stanford Stock Options that may occur without any action on the part of Jameson Stanford or its officers or directors, Jameson Stanford has not taken any action that would result in any Jameson Stanford Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d) Jameson Stanford has made available to Bolcan (i) a description of the terms of employment and compensation arrangements of all officers of Jameson Stanford and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Jameson Stanford to make annual cash payments in an amount exceeding $2,000; (iii) a schedule listing all officers of Jameson Stanford who have executed a non-competition agreement with Jameson Stanford and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of Jameson Stanford with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of Jameson Stanford with or relating to its employees which contain change in control provisions all of which are set forth in Section 2.11(d) of the Jameson Stanford Disclosure Schedule.

(e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Jameson Stanford Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

(f) There are no controversies pending or, to the knowledge of Jameson Stanford, threatened, between Jameson Stanford and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Jameson Stanford. Neither Jameson Stanford nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Jameson Stanford or any of its subsidiaries (and neither Jameson Stanford nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does Jameson Stanford know of any activities or proceedings of any labor union to organize any of its or its subsidiaries employees. Jameson Stanford has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

Section 2.12. Environmental Laws and Regulations.

(a) Except as publicly disclosed by Jameson Stanford in the Jameson Stanford SEC Reports, (i) Jameson Stanford is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, “Environmental Laws”), except for non-compliance that would not have a Material Adverse Effect on Jameson Stanford, which compliance includes, but is not limited to, the possession by Jameson Stanford of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Jameson Stanford has not received written notice of, or, to the knowledge of Jameson Stanford, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an “Environmental Claim”) that could reasonably be expected to have a Material Adverse Effect on Jameson Stanford; and (iii) to the knowledge of Jameson Stanford, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.
(b) Except as publicly disclosed by Jameson Stanford, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Jameson Stanford that are pending or, to the knowledge of Jameson Stanford, threatened against Jameson Stanford or, to the knowledge of Jameson Stanford, against any person or entity whose liability for any Environmental Claim Jameson Stanford has or may have retained or assumed either contractually or by operation of law.

Section 2.13. Tax Matters.

(a) Except as set forth in Section 2.13 of the Jameson Stanford Disclosure Schedule: (i) Jameson Stanford has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of Jameson Stanford and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to Jameson Stanford have been paid in full or have been provided for in accordance with GAAP on Jameson Stanford’s most recent balance sheet which is part of the Jameson Stanford SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Jameson Stanford; (iv) to the knowledge of Jameson Stanford none of the Tax Returns of or with respect to Jameson Stanford is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Jameson Stanford which has not been abated or paid in full.

(b) For purposes of this Agreement, (i) “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) “Tax Return” shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

Section 2.14. Title to Property. Jameson Stanford has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Jameson Stanford; and, to Jameson Stanford’s knowledge, all leases pursuant to which Jameson Stanford leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Jameson Stanford, under any of such leases, any existing material default or event of default (or event which with the giving of notice or lapse of time, or both, would constitute a default and in respect of which Jameson Stanford has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on Jameson Stanford.
Section 2.15. Intellectual Property.

(a) Jameson Stanford owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefore that are material to its business as currently conducted (the “Jameson Stanford Intellectual Property Rights”).

(b) The validity of the Jameson Stanford Intellectual Property Rights and the title thereto of Jameson Stanford is not being questioned in any litigation to which Jameson Stanford is a party.

(c) Except as set forth in Section 2.15(c) of the Jameson Stanford Disclosure Schedule, the conduct of the business of Jameson Stanford as now conducted does not, to Jameson Stanford’s knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Jameson Stanford Intellectual Property Rights.

(d) Jameson Stanford has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where Jameson Stanford has elected to rely on patent or copyright protection in lieu of trade secret protection.

Section 2.16. Insurance. Jameson Stanford currently does not maintain general liability and other business insurance.

Section 2.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding JSR Sub Co Shares are the only vote of the holders of any class or series of JSR Sub Co’s capital stock and Jameson Stanford necessary to approve and adopt this Agreement and the Merger.

Section 2.18. Tax Treatment. Neither Jameson Stanford or JSR Sub Co nor, to the knowledge of Jameson Stanford or JSR Sub Co, any of their affiliates have taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

Section 2.19. Affiliates. Except for the directors and executive officers of Jameson Stanford, each of whom is listed in Section 2.19 of the Jameson Stanford Disclosure Schedule, there are no persons who, to the knowledge of Jameson Stanford, may be deemed to be affiliates of Jameson Stanford under Rule 1-02(b) of Regulation S-X of the SEC (the “Jameson Stanford”).

Section 2.20. Certain Business Practices. None of Jameson Stanford or JSR Sub Co or any directors, officers, agents or employees of Jameson Stanford or JSR Sub Co has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or (iii) made any other unlawful payment.

Section 2.21. Insider Interests. Except as set forth in Section 2.21 of the Jameson Stanford Disclosure Schedule, no officer or director of Jameson Stanford has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Jameson Stanford Intellectual Property Rights, used in or pertaining to the business of Jameson Stanford, except for the ordinary rights of a stockholder or employee stock option-holder.

Section 2.22. Opinion of Financial Adviser. No financial adviser has been engaged to assist Jameson Stanford in reference to this transaction, nor are there any fees or commissions obligated to any third party.

Section 2.23. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Jameson Stanford or JSR Sub Co.

Section 2.24. Disclosure. No representation or warranty of Jameson Stanford or JSR Sub Co in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Bolcan pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

Section 2.25. No Existing Discussions. As of the date hereof, Jameson Stanford is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

Section 2.26. Material Contracts.

(a) Jameson Stanford and JSR Sub Co have delivered or otherwise made available to Bolcan true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which either Jameson Stanford and JSE Sub Co is a party affecting the obligations of any party thereunder) to which either Jameson Stanford or JSR Sub Co is a party or by which any of their respective properties or assets are bound that are, material to the business, properties or assets of Jameson Stanford or JSR Sub Co taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Jameson Stanford or JSR Sub Co taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Jameson Stanford is a party involving employees of Jameson Stanford); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since December 31, 2011; (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the “Jameson Stanford Contracts”). Neither Jameson Stanford nor JSR Sub Co is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

(b) Each of the Jameson Stanford Contracts is valid and enforceable in accordance with its terms, and there is no default, other than what has been previously disclosed in Jameson Stanford’s SEC reports, under any Jameson Stanford Contract so listed either by Jameson Stanford or JSR Sub Co or, to the knowledge of Jameson Stanford or JSR Sub Co, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Jameson Stanford or JSR Sub Co or, to the knowledge of Jameson Stanford or JSR Sub Co, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Jameson Stanford or JSR Sub Co.

(c) No party to any such Jameson Stanford Contract has given notice to Jameson Stanford of or made a claim against Jameson Stanford or JSR Sub Co with respect to any breach or default thereunder, other than what has been previously disclosed in Jameson Stanford’s SEC reports, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Jameson Stanford or JSR Sub Co.

ARTICLE 3

Representations and Warranties of Bolcan

Except as set forth on the Disclosure Schedule delivered by Bolcan to Jameson Stanford (the “Bolcan Disclosure Schedule”), Bolcan hereby represents and warrants to Jameson Stanford as follows:

Section 3.1. Organization and Qualification.

(a) Bolcan is duly organized, validly existing and will be in good standing under the laws of the jurisdiction of its incorporation (Nevada) or organization prior to Close, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Bolcan. When used in connection with Bolcan, the term “Material Adverse Effect’’ means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Bolcan, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any business in which Bolcan is engaged, or (ii) that may impair the ability of Bolcan to consummate the transactions contemplated hereby.

(b) Bolcan has heretofore delivered to Jameson Stanford accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of Bolcan. Bolcan is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Bolcan.

Section 3.2. Capitalization of Bolcan.

(a) As of the date of this Agreement, the authorized capital stock of Bolcan consists of; (i) One Million (1,000,000) Bolcan Common Shares, par value $0.001 per share, of which, One Million (1,000,000) common Shares were issued and were outstanding; All of the outstanding Bolcan Shares have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.

(b) Except as set forth in Section 3.2(b) of the Bolcan Disclosure Schedule, between April 11, 2012 and the date hereof, no shares of Bolcan’s capital stock have been issued and no Bolcan Stock options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Bolcan, (ii) securities of Bolcan convertible into or exchangeable for shares of capital stock or voting securities of Bolcan, (iii) options or other rights to acquire from Bolcan, or obligations of Bolcan to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Bolcan, or (iv) equity equivalents, interests in the ownership or earnings of Bolcan or other similar rights (collectively, “Bolcan Securities”). As of the date hereof, there are no outstanding obligations of Bolcan to repurchase, redeem or otherwise acquire any Bolcan Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Bolcan is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Bolcan.

(c) Except as set forth in Section 3.2(c) of the Bolcan Disclosure Schedule, there are no securities of Bolcan convertible into or exchangeable for, no options or other rights to acquire from Bolcan, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of Bolcan.

(d) The Bolcan Shares constitute the only class of equity securities of Bolcan.

(e) Except as set forth in Section 3.2(e) of the Bolcan Disclosure Schedule, Bolcan does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.

Section 3.3. Authority Relative to this Agreement; Recommendation.

(a) Bolcan has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Bolcan (the “Bolcan Board”), and no other corporate proceedings on the part of Bolcan are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding Bolcan Shares. This Agreement has been duly and validly executed and delivered by Bolcan and constitutes a valid, legal and binding agreement of Bolcan, enforceable against Bolcan in accordance with its terms.

(b) The Bolcan Board has resolved to recommend that the stockholders of Bolcan approve and adopt this Agreement.

Section 3.4. SEC Reports; Financial Statements. Bolcan is not required to file forms, reports and documents with the SEC.

Section 3.5. Information Supplied. None of the information supplied or to be supplied by Bolcan for inclusion or incorporation by reference to the 8-K will, at the time the 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the Bolcan Disclosure Schedule, and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of FINRA, and the filing and recordation of the Merger Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Bolcan of this Agreement or the consummation by Bolcan of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Bolcan.

Neither the execution, delivery and performance of this Agreement by Bolcan nor the consummation by Bolcan of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or similar governing documents) of Bolcan, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Bolcan is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Bolcan or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Bolcan.

Section 3.7. No Default. Bolcan is not in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Bolcan is now a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Bolcan, or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Bolcan. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Bolcan is now a party or by which it or any of its properties or assets may be bound that is material to Bolcan taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which Bolcan is aware by any party obligated to Bolcan thereunder.

Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Bolcan, Bolcan has not had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Bolcan (including the notes thereto) or which would have a Material Adverse Effect on Bolcan. Except as disclosed by Bolcan, Bolcan has not incurred any liabilities or debt of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Bolcan having or which could reasonably be expected to have, a Material Adverse Effect on Bolcan. Except as and to the extent disclosed by Bolcan there has not been (i) any material change by Bolcan in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by Bolcan of any of its assets having a Material Adverse Effect on Bolcan, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

Section 3.9. Litigation. Except as set forth in Schedule 3.9 of the Bolcan Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Bolcan, threatened against Bolcan or any of its properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Bolcan or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by Bolcan, Bolcan is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Bolcan or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

Section 3.10. Compliance with Applicable Law. Except as disclosed by Bolcan, Bolcan holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the “Bolcan Permits”), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Bolcan. Except as disclosed by Bolcan, Bolcan is in compliance with the terms of the Bolcan Permits, except where the failure so to comply would not have a Material Adverse Effect on Bolcan. Except as disclosed by Bolcan, the businesses of Bolcan is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Bolcan. Except as disclosed by Bolcan no investigation or review by any Governmental Entity with respect to Bolcan is pending or, to the knowledge of Bolcan, threatened, nor, to the knowledge of Bolcan, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Bolcan reasonably believes will not have a Material Adverse Effect on Bolcan.

Section 3.11. Employee Benefit Plans; Labor Matters.

(a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any “employee benefit plan,” as defined in Section 3(3) of ERISA), maintained or contributed to at any time by Bolcan or any entity required to be aggregated with Bolcan pursuant to Section 414 of the Code (each, a “Bolcan Employee Plan”), no event has occurred and, to the knowledge of Bolcan, no condition or set of circumstances exists in connection with which Bolcan could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on Bolcan.

(b) (i) No Bolcan Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Bolcan Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

(c) Section 3.11(c) of the Bolcan Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Bolcan Stock Options, together with the number of Bolcan Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 3.11(c) of the Bolcan Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. Bolcan has furnished Jameson Stanford with complete copies of the plans pursuant to which the Bolcan Stock Options were issued. Other than the automatic vesting of Bolcan Stock Options that may occur without any action on the part of Bolcan or its officers or directors, Bolcan has not taken any action that would result in any Bolcan Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(d) Bolcan has made available to Jameson Stanford (i) a description of the terms of employment and compensation arrangements of all officers of Bolcan and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Bolcan to make annual cash payments in an amount exceeding $1,000; (iii) a schedule listing all officers of Bolcan who have executed a non-competition agreement with Bolcan and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of Bolcan with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of the Bolcan with or relating to its employees which contain change in control provisions.

(e) Except as disclosed in Section 3.11(e) of the Bolcan Disclosure Schedule there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Bolcan Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

(f) There are no controversies pending or, to the knowledge of Bolcan threatened, between Bolcan and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Bolcan. Bolcan is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Bolcan (and Bolcan does not have any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does Bolcan know of any activities or proceedings of any labor union to organize any of its or employees. Bolcan has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its employees.

Section 3.12. Environmental Laws and Regulations.

(a) Except as disclosed by Bolcan, (i) Bolcan is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Bolcan which compliance includes, but is not limited to, the possession by Bolcan of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Bolcan has not received written notice of, or, to the knowledge of Bolcan, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Bolcan; and (iii) to the knowledge of Bolcan, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

(b) Except as disclosed by Bolcan, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Bolcan that are pending or, to the knowledge of Bolcan, threatened against Bolcan or, to the knowledge of Bolcan, against any person or entity whose liability for any Environmental Claim Bolcan has or may have retained or assumed either contractually or by operation of law.

Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the Bolcan Disclosure Schedule: (i) Bolcan has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of Bolcan and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to Bolcan have been paid in full or have been provided for in accordance with GAAP on Bolcan’s most recent balance sheet; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Bolcan; (iv) to the knowledge of Bolcan none of the Tax Returns of or with respect to Bolcan is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Bolcan which has not been abated or paid in full.

Section 3.14. Title to Property. Bolcan has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Bolcan; and, to Bolcan’s knowledge, all leases pursuant to which Bolcan leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Bolcan, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Bolcan has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on Bolcan.

Section 3.15. Intellectual Property.

(a) Bolcan owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the “Bolcan Intellectual Property Rights”).

(b) Except as set forth in Section 3.15(b) of the Bolcan Disclosure Schedule the validity of the Bolcan Intellectual Property Rights and the title thereto of Bolcan, as the case may be, is not being questioned in any litigation to which Bolcan is a party.

(c) The conduct of the business of Bolcan as now conducted does not, to Bolcan’s knowledge, infringe any valid patents, trademarks, trade-names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Bolcan Intellectual Property Rights.

(d) Bolcan has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where Bolcan has elected to rely on patent or copyright protection in lieu of trade secret protection.

Section 3.16. Insurance. Bolcan currently does not maintain general liability and other business insurance.

Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding Bolcan Shares is the only vote of the holders of any class or series of Bolcan’s capital stock necessary to approve and adopt this Agreement and the Merger.

Section 3.18. Tax Treatment. Neither Bolcan nor, to the knowledge of Bolcan, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

Section 3.19. Affiliates. Except for the directors and executive officers of Bolcan, each of whom is listed in Section 3.19 of the Bolcan Disclosure Schedule, there are no persons who, to the knowledge of Bolcan, may be deemed to be affiliates of Bolcan under Rule 1-02(b) of Regulation S-X of the SEC (the “Bolcan Affiliates”).

Section 3.20. Certain Business Practices. None of Bolcan, or any of the Bolcan directors, officers, agents or employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

Section 3.21. Insider Interests. Except as set forth in Section 3.21 of the Bolcan Disclosure Schedule, no officer or director of Bolcan has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Bolcan Intellectual Property Rights, used in or pertaining to the business of Bolcan, except for the ordinary rights of a stockholder or employee stock option holder.

Section 3.22. Opinion of Financial Adviser. No financial adviser has been engaged to assist Bolcan in reference to this transaction, nor are there any fees or commissions obligated to any third party.

Section 3.23. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Bolcan.

Section 3.24. Disclosure. No representation or warranty of Bolcan in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Jameson Stanford pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

Section 3.25. No Existing Discussions. As of the date hereof, Bolcan is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

Section 3.26. Material Contracts.

(a) Bolcan has delivered or otherwise made available to Jameson Stanford true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Bolcan is a party affecting the obligations of any party thereunder) to which Bolcan is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of Bolcan taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Bolcan taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Bolcan is a party involving employees of Bolcan); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise. (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the “Bolcan Contracts”). Bolcan is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

(b) Each of the Bolcan Contracts is valid and enforceable in accordance with its terms, and there is no default under any Bolcan Contract so listed either by Bolcan or, to the knowledge of Bolcan, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Bolcan or, to the knowledge of Bolcan, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Bolcan.

(c) No party to any such Bolcan Contract has given notice to Bolcan of or made a claim against Bolcan with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Bolcan.

ARTICLE 4

Covenants

Section 4.1. Conduct of Business of Jameson Stanford. Except as contemplated by this Agreement or as described in Section 4.1 of the Jameson Stanford Disclosure Schedule, during the period from the date hereof to the Effective Time, Jameson Stanford will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Jameson Stanford Disclosure Schedule, prior to the Effective Time, Jameson Stanford will not, without the prior written consent of Bolcan:

(a) amend its Articles of Incorporation or Bylaws (or other similar governing instrument);

(b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents.

(c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities; except as set forth herein;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Jameson Stanford (other than the Merger);

(e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Jameson Stanford; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

(f) except as may be required by law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent Jameson Stanford from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2012 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2012 in amounts previously disclosed to Bolcan (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Jameson Stanford);

(g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business or as a result of the Closing Conditions of this Merger Agreement that have been described in the agreement);

(h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Jameson Stanford; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $1,000 or, in the aggregate, are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

(k) make any tax election or settle or compromise any income tax liability material to Jameson Stanford;

(l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby beyond those described as Closing Conditions to this agreement, or (ii) the settlement or compromise of which could have a Material Adverse Effect on Jameson Stanford;

(m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of Jameson Stanford contained in this Agreement untrue or incorrect.

Section 4.2. Conduct of Business of Bolcan. Except as contemplated by this Agreement or as described in Section 4.2 of the Bolcan Disclosure Schedule during the period from the date hereof to the Effective Time, Bolcan will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.2 of the Bolcan Disclosure Schedule, prior to the Effective Time, Bolcan will not, without the prior written consent of Jameson Stanford:

(a) amend its Articles of Incorporation or Bylaws (or other similar governing instrument);

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

 (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

(d) adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, re-capitalization or other reorganization of Bolcan (other than the Merger);

(e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business. (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Bolcan; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

(f) except as may be required by law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent Bolcan from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2012 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2012 in amounts previously disclosed to Jameson Stanford (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Bolcan);

(g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;

(h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Bolcan; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000 or, in the aggregate, are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

(k) make any tax election or settle or compromise any income tax liability material to Bolcan;

(l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Bolcan;

(m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of Bolcan contained in this Agreement untrue or incorrect.

Section 4.3. Preparation of 8-K. Bolcan and Jameson Stanford shall promptly prepare and file with the SEC a Current Report on Form 8-K within four (4) days of the Effective Time of this Agreement disclosing the Merger, if required by counsel.

Section 4.4. Other Potential Acquirers.

(a) Bolcan and Jameson Stanford, and their respective affiliates, officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.

Section 4.5. Meetings of Stockholders. Bolcan shall take all actions necessary, in accordance with the respective General Corporation Law of its respective state, and its respective articles of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders, or receive a written majority consent of its respective stockholders, as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NGCL and its charter and bylaws, in the case of JSR Sub Co and the General Corporation Law of its respective state, and its charter and bylaws, in the case of Bolcan. JSR Sub Co and Bolcan will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters. It is not anticipated that Jameson Stanford will require a stockholder meeting for approval of this Agreement.

Section 4.6. FINRA OTC:QB Listing. The parties shall use all reasonable efforts to continue to cause the Jameson Stanford Shares, subject to Rule 144, to be traded on the Over-the-Counter Quotation Board.

Section 4.7. Access to Information.

(a) Between the date hereof and the Effective Time, Jameson Stanford will give Bolcan and its authorized representatives, and Bolcan will give Jameson Stanford and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

(b) Between the date hereof and the Effective Time, Jameson Stanford shall make available to Bolcan, and Bolcan will make available to Jameson Stanford, within 25 business days after the end of each quarter, quarterly statements prepared by such party (in conformity with its past practices) as of the last day of the period then ended.

(c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

Section 4.8. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the 8-K, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Bolcan, JSR Sub Co and Jameson Stanford agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Bolcan and JSR Sub Co stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

Section 4.9. Employee Benefits; Stock Option and Employee Purchase Plans. It is the parties’ present intent to provide after the Effective Time to employees of Bolcan employee benefit plans (other than stock option or other plans involving the potential issuance of securities of Jameson Stanford) which, in the aggregate, are not less favorable than those currently provided by Bolcan. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring the parties to continue any specific employee benefit plans.

Section 4.10. Public Announcements. Bolcan and Jameson Stanford will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any quotation requirements with FINRA Over-the-Counter Quotation Board (OTC:QB) as determined by Bolcan or Jameson Stanford.

Section 4.11. Indemnification.

(a) To the extent, if any, not provided by an existing right under one of the parties’ directors and officers liability insurance policies, from and after the Effective Time, Jameson Stanford and JSR Sub Co shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an “Indemnified Party” and, collectively, the ‘‘Indemnified Parties”) against all losses, expenses (including reasonable attorneys’ fees and expenses), claims, damages or liabilities or, subject to the provision of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Jameson Stanford shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Jameson Stanford, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) Jameson Stanford will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the NGCL and Jameson Stanford’s certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to Jameson Stanford and the Indemnified Party; provided, however, that Jameson Stanford shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, conflict on any significant issue between positions of any two or more Indemnified Parties.

 (b) In the event Jameson Stanford or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Jameson Stanford shall assume the obligations set forth in this Section 4.11.

(c) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Jameson Stanford and Bolcan and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in Jameson Stanford’s and Bolcan’s certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

(d) The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

Section 4.12. Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE 5

Conditions to Consummation of the Merger

Section 5.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of JSR Sub Co and Bolcan;

(b) this Agreement shall have been approved and adopted by the Board of Directors of Jameson Stanford, JSR Sub Co and Bolcan;

(c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

(d) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

Section 5.2. Conditions to the Obligations of Jameson Stanford and JSR Sub Co. The obligation of Jameson Stanford and JSR Sub Co to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) the representations of Bolcan contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Bolcan) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Bolcan shall have delivered to Jameson Stanford a certificate to that effect;

(b) each of the covenants and obligations of Bolcan to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Bolcan shall have delivered to Jameson Stanford a certificate to that effect;

(c) Bolcan shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Merger as relates to any obligation, right or interest of Bolcan under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Jameson Stanford, individually or in the aggregate, have a Material Adverse Effect on Bolcan;

(d) Bolcan shall have obtained the cancellation of all options, warrants, or other agreements relating to the right to receive securities of Bolcan, except as such rights are set forth in the Bolcan schedules as attached hereto;

(e) Bolcan shall have provided Jameson Stanford with audited financial statements for Bolan Mining Corporation, and any related entities, for the applicable period(s) in compliance with SEC Regulation SX; and

(f) there shall have been no events, changes or effects with respect to Bolcan having or which could reasonably be expected to have a Material Adverse Effect on Bolcan.

Section 5.3. Conditions to the Obligations of Bolcan The respective obligations of Bolcan to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) the representations of Jameson Stanford and JSR Sub Co contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Jameson Stanford) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Jameson Stanford shall have delivered to Bolcan a certificate to that effect;

(b) each of the covenants and obligations of Jameson Stanford to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Jameson Stanford shall have delivered to Bolcan a certificate to that effect;

(d) Jameson Stanford shall have obtained a written Termination Agreement from Michael Smith, President and CEO of Jameson Stanford, and a cancellation of 52,500,000 post-split shares of common stock held by Mr. Smith pursuant to the terms and conditions of the Termination Agreement;

(e) Jameson Stanford shall have delivered 25,000,000 shares of Common Stock of Jameson Stanford, pursuant to Section 1.7; and

(f) there shall have been no events, changes or effects with respect to Jameson Stanford having or which could reasonably be expected to have a Material Adverse Effect on Jameson Stanford.

ARTICLE 6

Termination; Amendment; Waiver

Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by JSR Sub Co’s or Bolcan’s stockholders:

(a) by mutual written consent of Jameson Stanford and Bolcan;

(b) by Bolcan or Jameson Stanford if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become non-appealable or (ii) the Merger has not been consummated by ; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

(c) by Jameson Stanford if (i) there shall have been a breach of any representation or warranty on the part of Bolcan set forth in this Agreement, or if any representation or warranty of Bolcan shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by May 16, 2012 (or as otherwise extended), (ii) there shall have been a breach by Bolcan of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Bolcan or materially adversely affecting (or materially delaying) the consummation of the Merger, and Bolcan, as the case may be, has not cured such breach within 20 business days after notice by Jameson Stanford thereof, provided that Jameson Stanford has not breached any of its obligations hereunder, and (iii) Bolcan shall have failed to acquire the cancellation of any options, warrants, except as set forth in the disclosure schedule.

(d) by Bolcan if (i) there shall have been a breach of any representation or warranty on the part of Jameson Stanford or JSR Sub Co set forth in this Agreement, or if any representation or warranty of Jameson Stanford or JSR Sub Co shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by May 16, 2012 (or as otherwise extended), (ii) there shall have been a breach by Jameson Stanford or JSR Sub Co of its covenants or agreements hereunder having a Material Adverse Effect on Jameson Stanford or materially adversely affecting (or materially delaying) the consummation of the Merger, and Jameson Stanford, as the case may be, has not cured such breach within twenty business days after notice by Bolcan thereof, provided that Bolcan has not breached any of its obligations hereunder, (iii) the Jameson Stanford Board shall have recommended to JSR Sub Co’s stockholders a Superior Proposal, (iv) the Jameson Stanford Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders’ meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) Bolcan shall have failed to obtain the requisite vote of its stockholders, (vi) JSR Sub Co shall have failed to obtain the requisite vote of its stockholders, or for any reason other than the fault of Bolcan

Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.7(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

Section 6.3. Fees and Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 6.4. Amendment. This Agreement may be amended by action taken by Jameson Stanford, JSR Sub Co and Bolcan at any time before or after approval of the Merger by the stockholders of JSR Sub Co and Bolcan (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 6.6 Return of 25,000,000 shares of Jameson Stanford issued pursuant to paragraph 5.3 (e) above. Upon termination of this Agreement pursuant to Section 6, the 25,000,000 shares of Jameson Stanford issued pursuant to paragraph 5.3(e) shall be returned to Jameson Stanford, and shall be cancelled.

Section 6.7 Resignation of Board Members and Rescission of Termination of Michael Smith’s employment and Rescission of the cancellation of 52,500,000 post-split shares. Upon termination of this Agreement pursuant to Section 6, the board of directors elected in anticipation of the Closing shall resign, and Michael Smith shall be nominated as the sole board member. Additionally, the Termination Agreement entered into by and between Jameson Stanford and Michael Smith, to be effective concurrent with closing, shall be rescinded and the 52,500,000 post split shares of common stock of Jameson Stanford being cancelled concurrent with Closing, shall be returned to Michael Smith.

ARTICLE 7

Miscellaneous

Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

Section 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof. By entering into this Merger Agreement the parties intend that the Merger Agreement shall supersede and cancel any preceding agreements, oral or otherwise, so that they shall have no further force or effect.

Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

If to Bolcan Mining Corporation:
Bolcan Mining Corporation
c/o DJP Corporate Services Nevada, 10785
10785 West Twain Avenue, Suite 200
Las Vegas, NV 89135

with a copy to:

if to Jameson Stanford Resources Corporation:
Jameson Stanford Resources Corporation.
Michael Smith
18124 Wedge Pkwy
Suite 1050
Reno, NV 89511

if to JSR Sub Co:
JSR Sub Co
Michael Stanford
18124 Wedge Pkwy
Suite 1050
Reno, NV 89511

with a copy to:

Stoecklein Law Group, LLP
Donald J. Stoecklein, Esq.
401 West A Street
Suite 1150
San Diego, California 92101
djs@slgseclaw.com

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.8. Certain Definitions. For the purposes of this Agreement, the term:

(a) “affiliate” means (except as otherwise provided in Sections 2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) “business day” means any day other than a day on which Nasdaq is closed;

(c) “capital stock” means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

(d) “knowledge’’ or “known’’ means, with respect to any matter in question, if an executive officer of Jameson Stanford or its subsidiaries, or Bolcan, as the case may be, has actual knowledge of such matter;

(e) “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

(f) “subsidiary” or “subsidiaries” of Jameson Stanford, Bolcan or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Jameson Stanford, Bolcan or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Jameson Stanford, Bolcan or any officer, director, employee, agent, representative or investor of any party hereto.

Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Merger.

Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 7.12. Conflict Waiver. The parties to this Agreement acknowledge that Stoecklein Law Group has represented both parties to this Agreement prior to the introduction of the parties, and continues to represent both parties with respect to the terms and conditions of this Merger Transaction, and will continue to represent Jameson Stanford with its securities matters post Merger. In addition Stoecklein Law Group, LLP has a substantial economic interest in the transaction, which has been fully disclosed to both parties. Both parties acknowledge that a conflict does exist in the representation of the parties by Stoecklein Law Group, LLP, that both parties have been provided the opportunity to obtain independent counsel or advise on the terms and conditions of this Merger. All parties to this Merger agree, upon the execution hereof to waive such conflict.

In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Bolcan:
Bolcan Mining Corporation.
a Nevada corporation

By:   /S/ Michael Stanford
Michael Stanford, President

Jameson Stanford:
Jameson Stanford Resources Corporation
a Nevada corporation

By:  /S/ Michael Smith
Michael Smith, President

JSR Sub Co:
JSR Sub Co
a Nevada corporation

By:   /S/ Micahel Stanford
Michael Stanford, President

JAMESON STANFORD DISCLOSURE SCHEDULE

Schedule 2.1 Organization                                                                             See Amended Articles/Bylaws/Minutes

Schedule 2.2(c) Subsidiary                                                                           JSR Sub Co – 100% owned

Schedule 2.6 Consents & Approvals                                                         None Required – Board Approval of Jameson Stanford

                                                                                                                          Shareholder approval of JSR Sub Co

Schedule 2.7  No Default                                                                              Not Applicable

Schedule 2.8  No Undisclosed Liability                                                     None Exist

Schedule 2.9  Litigation                                                                                None Exist

Schedule 2.10  Compliance with Applicable Law                                     Not Applicable

Schedule 2.11 Employee Benefit Plans                                                      Section 2.11(a) Not Applicable – None Exist

                                                                                                                          Section 2.11(b) No Benefit Plans Exist

                                                                                                                                          Section 2.11(c) No Options Exist

                                                                                                                                          Section 2.11(d) No Agreements Exist

Schedule 2.12 Environmental Laws/ Regulations                                     Not Applicable

Schedule 2.13 Tax Matters                                                                           None Exist

Schedule 2.14 Title to Property                                                                   None Exist

Schedule 2.15 Intellectual Property                                                            None Exist

Schedule 2.16 Insurance                                                                               None Exist

Schedule 2.17  Vote Required                                                                      See JSR  Sub Co Stockholder Meeting Certificate

                                                                                                                          Directors Approval of Jameson Stanford

Schedule 2.18 Tax Treatment                                                                       Not Applicable

Schedule 2.19 Affiliates                                                                                Michael Smith

Schedule 2.20 Certain Business Practices                                                 None Exist

Schedule 2.21 Insider Interest                                                                     None Exist
          Michael Smith

Schedule 2.22 Opinion of Financial Adviser                                             Waived – None Exist

Schedule 2.23 Broker                                                                                     None Exist

Schedule 4.1 Conduct of Business                                                             See Amended & Restated Articles

BOLCAN DISCLOSURE SCHEDULE

Schedule 3.2(b) Subsidiary Stock                                                               None

Schedule 3.2(c) Capital Stock Rights                                                          None Exist other than as in Articles

Schedule 3.2(d) Securities conversions                                                     None Exist

Schedule 3.2 (f) Subsidiaries                                                                        None Exist

Schedule 3.6  Consents & Approvals                                                        None Required other than Stockholders

Schedule 3.7  No Default                                                                               Not Applicable

Schedule 3.8  No Undisclosed Liability                                                      None Exist

Schedule 3.9  Litigation                                                                                 None Exist

Schedule 3.10  Compliance with Applicable Law                                      Not Applicable

Schedule 3.11 Employee Benefit Plans                                                        Section 3.11(c) No Options Exist

                Section 3.11(e) No Agreements Exist

Schedule 3.12 Environmental Laws/ Regulations                                      Not Applicable

Schedule 3.13 Tax Matters                                                                             None Exist

Schedule 3.14 Title to Property                                                                     None Exist

Schedule 3.15(b) Intellectual Property                                                         None Exist

Schedule 3.16 Insurance                                                                                 None Exist

Schedule 3.17  Vote Required                                                                        See Stockholder Meeting Certificate

Schedule 3.18 Tax Treatment                                                                         Not Applicable

Schedule 3.19 Affiliates                                                                                  Michael Stanford

Schedule 3.20 Certain Business Practices                                                    None Exist

Schedule 3.21 Insider Interest                                                                        None Exist

Schedule 3.22 Opinion of Financial Adviser                                               Waived – None Exist

Schedule 2.23 Broker                                                                                       None Exist

Schedule 4.2 Conduct of Business                                                               See Amended & Restated Articles

JAMESON STANFORD DISCLOSURE SCHEDULE

    Schedule 2.1  Organization                                                                                See Amended Articles/Bylaws/Minutes

Schedule 2.2(c) Subsidiary	JSR Sub Co – 100% owned

    Schedule 2.6  Consents & Approvals                                                            None Required – Board Approval of Jameson Stanford

                          Shareholder approval of JSR Sub Co

    Schedule 2.7  No Default                                                                                   Not Applicable

    Schedule 2.8   No Undisclosed Liability                                                          None Exist

    Schedule 2.9   Litigation                                                                                     None Exist

    Schedule 2.10  Compliance with Applicable Law                                           Not Applicable

    Schedule 2.11 Employee Benefit Plans                                                             Section 2.11(a) Not Applicable – None Exist

    Section 2.11(b) No Benefit Plans Exist

    Section 2.11(c) No Options Exist

    Section 2.11(d) No Agreements Exist

    Schedule 2.12 Environmental Laws/ Regulations                                          Not Applicable

    Schedule 2.13 Tax Matters                                                                                None Exist

    Schedule 2.14 Title to Property                                                                         None Exist

    Schedule 2.15 Intellectual Property                                                                   None Exist

    Schedule 2.16 Insurance                                                                                     None Exist

    Schedule 2.17 Vote Required                                                                             See JSR  Sub Co Stockholder Meeting Certificate

                            Directors Approval of Jameson Stanford

    Schedule 2.18 Tax Treatment                                                                             Not Applicable

    Schedule 2.19 Affiliates                                                                                      Michael Smith

    Schedule 2.20 Certain Business Practices                                                        None Exist

    Schedule 2.21 Insider Interest                                                                           None Exist
                           Michael Smith

    Schedule 2.22 Opinion of Financial Adviser                                                   Waived – None Exist

    Schedule 2.23 Broker                                                                                           None Exist

    Schedule 4.1 Conduct of Business                                                                   See Amended & Restated Articles

BOLCAN DISCLOSURE SCHEDULE

    Schedule 3.2(b) Subsidiary Stock                                                                     None

    Schedule 3.2(c) Capital Stock Rights                                                               None Exist other than as in Articles

    Schedule 3.2(d) Securities conversions                                                          None Exist

    Schedule 3.2 (f) Subsidiaries                                                                             None Exist

    Schedule 3.6  Consents & Approvals                                                              None Required other than Stockholders

    Schedule 3.7  No Default                                                                                    Not Applicable

    Schedule 3.8  No Undisclosed Liability                                                           None Exist

    Schedule 3.9  Litigation                                                                                      None Exist

    Schedule 3.10  Compliance with Applicable Law                                           Not Applicable

    Schedule 3.11 Employee Benefit Plans                                                            Section 3.11(c) No Options Exist

    Section 3.11(e) No Agreements Exist

    Schedule 3.12 Environmental Laws/ Regulations                                           Not Applicable

    Schedule 3.13 Tax Matters                                                                                 None Exist

    Schedule 3.14 Title to Property                                                                          None Exist

    Schedule 3.15(b) Intellectual Property                                                              None Exist

    Schedule 3.16 Insurance                                                                                     None Exist

    Schedule 3.17 Vote Required                                                                              See Stockholder Meeting Certificate

    Schedule 3.18 Tax Treatment                                                                              Not Applicable

    Schedule 3.19 Affiliates                                                                                       Michael Stanford

    Schedule 3.20 Certain Business Practices                                                       None Exist

    Schedule 3.21 Insider Interest                                                                            None Exist

    Schedule 3.22 Opinion of Financial Adviser                                                   Waived – None Exist

    Schedule 2.23 Broker                                                                                           None Exist

    Schedule 4.2 Conduct of Business                                                                   See Amended & Restated Articles